Exhibit 99.1
Arcus Biosciences Reports First-Quarter 2024 Financial Results and Provides a Pipeline Update
•Arcus data will be disclosed in two oral presentations at the 2024 American Society of Clinical Oncology (ASCO) Annual Meeting
◦Updated data, including median progression-free survival (PFS), from EDGE-Gastric evaluating domvanalimab plus zimberelimab and chemotherapy in upper GI cancers
◦Data, including overall survival (OS) and PFS, from ARC-9 evaluating an etrumadenant plus zimberelimab-based treatment combination in third-line metastatic colorectal cancer
•Data from the casdatifan 100 mg expansion cohort of ARC-20, a Phase 1/1b study of casdatifan in clear cell renal cell carcinoma (ccRCC), are expected to be presented in the second half of 2024
•Completion of enrollment for the Phase 3 studies STAR-221(upper GI cancers) and STAR-121 (non-small cell lung cancer) for domvanalimab plus zimberelimab and chemotherapy is expected by mid-year and the second half of 2024, respectively
•Well-positioned to advance the full pipeline with $1.1 billion in cash, cash equivalents and marketable securities and runway into 2027
•Conference call today at 1:30 PM PT / 4:30 PM ET
HAYWARD, Calif. – (BUSINESS WIRE) – May 8, 2024 – Arcus Biosciences, Inc. (NYSE:RCUS), a clinical-stage, global biopharmaceutical company focused on developing differentiated molecules and combination therapies for people with cancer, today reported financial results for the first quarter ended March 31, 2024, and provided a pipeline update on its clinical-stage investigational molecules – targeting TIGIT, the adenosine axis (CD73 and A2a/A2b receptors), HIF-2a, AXL and PD-1 – across multiple common cancers.
“Arcus has evolved to become a late-stage oncology company with multiple programs targeting lung, gastrointestinal and kidney cancers that address extremely large patient populations with high unmet need,” said Terry Rosen, Ph.D., chief executive officer of Arcus. “With two oral presentations at ASCO in GI cancers and a third dataset for our HIF-2a inhibitor expected later this year, we have several near-term catalysts that will further validate our deep pipeline of potentially first- and best-in-class molecules, which will be in at least 5 different Phase 3 studies by the first half of 2025.”
Domvanalimab (Fc-silent anti-TIGIT monoclonal antibody) plus Zimberelimab (anti-PD-1 antibody)
•Results from Arm A1 of the Phase 2 EDGE-Gastric trial evaluating domvanalimab plus zimberelimab and chemotherapy in first-line upper GI cancers, including objective response rate (ORR), median progression-free survival (PFS) and duration of response, will be presented at the ASCO Annual Meeting in June 2024. This study is evaluating the same regimen in the same setting as the STAR-221 Phase 3 study.
•Two Phase 3 studies are expected to complete enrollment this year:
◦STAR-221 evaluating domvanalimab plus zimberelimab and chemotherapy in PD-L1 all-comer first-line metastatic upper GI cancers is expected to complete enrollment by mid-year.
◦STAR-121 evaluating domvanalimab plus zimberelimab and chemotherapy in PD-L1 all-comer first-line metastatic non-small cell lung cancer (NSCLC) is expected to complete enrollment by the second half of 2024.
Casdatifan (HIF-2a inhibitor)
•Multiple expansion cohorts evaluating casdatifan in clear cell renal cell carcinoma (ccRCC) are underway, with several data presentations expected over the next 18 months:
◦ARC-20: Phase 1/1b study evaluating casdatifan as a monotherapy and in combination with other agents:
▪100 mg daily expansion cohort in 2L+ ccRCC (n=30): ORR data with minimum follow-up of at least 7 months are expected to be presented in the second half of 2024.
▪50 mg and 150mg expansion cohorts in 2L+ ccRCC (n=30 each): Enrollment has been completed for the 50mg cohort, and enrollment in the 150mg cohort was just initiated. Data from these cohorts are expected to be presented over the next 18 months.

◦STELLAR-009, a Phase 1b/2 trial evaluating casdatifan plus zanzalintinib in ccRCC, is currently enrolling.
•Arcus intends to initiate its first Phase 3 study evaluating casdatifan in combination with a TKI in ccRCC in the first half of 2025.
CD-73-Adenosine Axis: Etrumadenant (A2a/A2b receptor antagonist) and Quemliclustat (small-molecule CD73 inhibitor)
•Data from ARC-9, a randomized Phase 1b/2 study evaluating etrumadenant plus zimberelimab, bevacizumab and chemotherapy versus regorafenib in third-line metastatic colorectal cancer (mCRC), will be presented at ASCO in June.
•Data from MORPHEUS-PDAC, a randomized Phase 2 study operationalized by Roche, evaluating etrumadenant plus atezolizumab plus chemotherapy versus chemotherapy in first-line metastatic pancreatic ductal adenocarcinoma (PDAC), were presented at the American Association for Cancer Research (AACR) Annual Meeting in April 2024.
◦Median PFS of 8.2 months for the etrumadenant-containing regimen versus 6.8 months (HR = 0.67) for the chemotherapy arm.
◦Median OS of 16.5 months for the etrumadenant-containing regimen versus 12.1 months for the chemotherapy arm.
•These data further validate the results observed for quemliclustat in the Phase 1/1b ARC-8 trial, which showed a 15.7-month median OS (pooled analysis) when combined with chemotherapy in 1L pancreatic cancer, well above historical benchmark data for chemotherapy alone.
◦Initiation of a Phase 3 trial of quemliclustat combined with chemotherapy in pancreatic cancer is expected to begin by early 2025.
Early Clinical Programs
•Dose escalation for AB801, a potent and highly selective small-molecule AXL inhibitor, continues. Arcus anticipates advancing this molecule into expansion cohorts in NSCLC in early 2025.
Financial Results for First Quarter 2024:
•Cash, Cash Equivalents and Marketable Securities were $1.1 billion as of March 31, 2024, compared to $866 million as of December 31, 2023. The increase during the period is primarily due to the receipt of $320 million in cash from Gilead for their January 2024 equity investment, partially offset by the use of cash in research and development activities. We believe our cash, cash equivalents and marketable securities on-hand will be sufficient to fund operations into 2027. Cash, cash equivalents and marketable securities are expected to be between $870 million and $920 million at the end of 2024.
•Revenues were $145 million for the first quarter 2024, compared to $25 million for the same period in 2023. In the first quarter 2024, Arcus recognized $135 million in license and development services revenue related to the advancement of programs, primarily driven by a cumulative catch-up to revenue of $107 million relating to the Gilead collaboration amendments we executed in January 2024, as well as $10 million in other collaboration revenue primarily related to Gilead’s ongoing rights to access Arcus’s research and development pipeline in accordance with the Gilead collaboration agreement.
•Research and Development (R&D) Expenses were $109 million for the first quarter 2024, compared to $81 million for the same period in 2023. The net increase of $28 million was primarily driven by higher clinical manufacturing, clinical trial and headcount-related costs associated with our late-stage development program activities. Non-cash stock-based compensation expense was $10 million for the first quarter 2024, compared to $9 million for the same period in 2023. For the first quarter 2024 and 2023, Arcus recognized gross reimbursements of $37 million and $42 million, respectively, for shared expenses from its collaborations, primarily the Gilead collaboration. R&D expense by quarter may fluctuate due to the timing of clinical manufacturing and standard-of-care therapeutic purchases with a corresponding impact on reimbursements.
•General and Administrative (G&A) Expenses were $32 million for the first quarter 2024, compared to $30 million for the same period in 2023. The increase was primarily driven by compensation related to higher headcount and our 2024 stock awards, and costs incurred to obtain the Third Gilead Agreement Amendment. Non-cash stock-based compensation expense was $10 million for each of the first quarters 2024 and 2023.
•Impairment of Long-lived Assets was $20 million for the first quarter 2024, without similar expense for the same period in 2023. In the first quarter, we evaluated our needs for office space under our lease agreements. As a result, we now plan to sublease a portion of our facilities, resulting in a $20 million non-cash impairment charge.
•Net Loss was $4 million for the first quarter 2024, compared to $80 million for the same period in 2023.

Conference Call Information:
Arcus will host a conference call and webcast today, May 8, at 1:30 PM PT / 4:30 PM ET to discuss its first-quarter 2024 financial results and pipeline updates. To access the call, please dial (404) 975-4839 (local) or (833) 470-1428 (toll-free), using Access Code: 034427. To access the live webcast and accompanying slide presentation, please visit the “Investors & Media” section of the Arcus Biosciences website at www.arcusbio.com. A replay of the webcast will be available following the live event.
Arcus Ongoing and Announced Clinical Studies:

Trial Name	Arms	Setting	Status	NCT No.
Lung Cancer
STAR-121	dom + zim + chemo vs. pembro + chemo	1L NSCLC (PD-L1 all-comers)	Ongoing Registrational Phase 3	NCT05502237
PACIFIC-8	dom + durva vs. durva	Unresectable Stage 3 NSCLC	Ongoing Registrational Phase 3	NCT05211895
STAR-131	dom + zim + chemo; dom + zim	Perioperative NSCLC	Registrational Phase 3 In Planning	TBD
ARC-7	zim vs. dom + zim vs. etruma + dom + zim	1L NSCLC (PD-L1 ≥ 50%)	Ongoing Randomized Phase 2	NCT04262856
EDGE-Lung	dom +/- zim +/- quemli +/- chemo	1L/2L NSCLC (lung cancer platform study)	Ongoing Randomized Phase 2	NCT05676931
VELOCITY-Lung	dom +/- zim +/- etruma +/- sacituzumab govitecan-hziy or other combos	1L/2L NSCLC (lung cancer platform study)	Ongoing Randomized Phase 2	NCT05633667
Upper Gastrointestinal Cancers
STAR-221	dom + zim + chemo vs. nivo + chemo	1L Gastric, GEJ and EAC	Ongoing Registrational Phase 3	NCT05568095
EDGE-Gastric (ARC-21)	dom +/- zim +/- quemli +/- chemo	1L/2L Upper GI Malignancies	Ongoing Randomized Phase 2	NCT05329766
Colorectal Cancer
ARC-9	etruma + zim + mFOLFOX vs. SOC	2L/3L/3L+ CRC	Ongoing Randomized Phase 2	NCT04660812
Pancreatic Cancer
PRISM-1	quemli + gem/nab-pac vs. gem/nab-pac	1L PDAC	Planned Phase 3	TBD
ARC-8	quemli + zim + gem/nab-pac vs. quemli + gem/nab-pac	1L, 2L PDAC	Ongoing Randomized Phase 1/1b	NCT04104672
Kidney Cancer
STELLAR-009	cas + zanza	ccRCC	Ongoing Phase 1b/2	NCT06191796
ARC-20	cas, cas + cabo	Cancer Patients / ccRCC	Ongoing Phase 1/1b	NCT05536141
Other
ARC-25	AB598	Advanced Malignancies	Ongoing	NCT05891171
ARC-27	AB801	Advanced Malignancies	Ongoing	NCT06120075
cabo: cabozantinib; cas: casdatifan; dom: domvanalimab; durva: durvalumab; etruma: etrumadenant; gem/nab-pac: gemcitabine/nab-paclitaxel; nivo: nivolumab; pembro: pembrolizumab; quemli: quemliclustat; SOC: standard of care; zanza: zanzalintinib; zim: zimberelimab; ccRCC: clear-cell renal cell carcinoma; CRC: colorectal cancer; EAC: esophageal adenocarcinoma; GEJ: gastroesophageal junction; GI: gastrointestinal; NSCLC: non-small cell lung cancer; PDAC: pancreatic ductal adenocarcinoma
About the Gilead Collaboration
In May 2020, Arcus established a 10-year collaboration with Gilead to strategically advance our portfolio. Under this collaboration, Gilead obtained time-limited exclusive option rights to all of our clinical programs arising during the collaboration term. Arcus and Gilead are co-developing four investigational products, including zimberelimab (Arcus’s anti-PD-1 molecule), domvanalimab (Arcus’s anti-TIGIT antibody), etrumadenant (Arcus’s adenosine receptor antagonist) and quemliclustat (Arcus’s CD73 inhibitor). The collaboration was expanded in November 2021 and May 2023 to include research directed to two targets for oncology and two targets for inflammatory diseases.
About Arcus Biosciences
Arcus Biosciences is a clinical-stage, global biopharmaceutical company developing differentiated molecules and combination medicines for people with cancer. In partnership with industry collaborators, patients and physicians around the world, Arcus is expediting the development of first- or best-in-class medicines against well-characterized biological targets and pathways and studying novel, biology-driven combinations that have the potential to help people with cancer live longer. Founded in 2015, the company has expedited the development of multiple investigational medicines into clinical studies, including new combination approaches that target TIGIT, PD-1, the adenosine axis (CD73 and dual A2a/A2b receptor), HIF-2a, CD39, and AXL. For more information about Arcus Biosciences’ clinical and preclinical programs, please visit www.arcusbio.com.
Domvanalimab, etrumadenant, quemliclustat, and zimberelimab are investigational molecules, and neither Gilead nor Arcus has received approval from any regulatory authority for any use globally, and their safety and efficacy have not been established. Casdatifan, AB598 and AB801 are also investigational molecules, and Arcus has not received approval from any regulatory authority for any use globally, and their safety and efficacy have not been established.
Forward-Looking Statements
This press release contains forward-looking statements. All statements regarding events or results to occur in the future contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the statements in Dr. Rosen’s quote and statements regarding: Arcus’s expectation that its cash, cash equivalents and marketable securities on-hand are sufficient to fund operations into 2027; the timing and scope of analyses, data disclosures and presentations; whether data and results from studies validate our pipeline or support further development of a program; expected timing of clinical milestones, including the completion of enrollment; the potency, efficacy or safety of Arcus’s investigational products; and the initiation of and associated timing for future studies, including statements about the number of Phase 3 studies that Arcus’s investigational products will be in by the end of the year and Arcus’s intention to initiate its first Phase 3 study evaluating casdatifan. All forward-looking statements involve known and unknown risks and uncertainties and other important factors that may cause Arcus’s actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: risks associated with preliminary and interim data not being guarantees that future data will be similar; the unexpected emergence of adverse events or other undesirable side effects in Arcus’s investigational products; difficulties or delays in initiating or conducting clinical trials due to difficulties or delays in the regulatory process, enrolling subjects or manufacturing or supplying product for such clinical trials; unfavorable global economic, political and trade conditions; Arcus’s dependence on the collaboration with Gilead for the successful development and commercialization of its optioned molecules; difficulties associated with the management of the collaboration activities or expanded clinical programs; changes in the competitive landscape for Arcus’s programs; and the inherent uncertainty associated with pharmaceutical product development and clinical trials. Risks and uncertainties facing Arcus are described more fully in the “Risk Factors” section of Arcus’s most recent periodic report filed with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Arcus disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release except to the extent required by law.
The Arcus name and logo are trademarks of Arcus Biosciences, Inc. All other trademarks belong to their respective owners.
Investor Inquiries:
Pia Eaves
VP of Investor Relations & Strategy
(617) 459-2006

peaves@arcusbio.com
Media Inquiries:
Holli Kolkey
VP of Corporate Communications
(650) 922-1269
hkolkey@arcusbio.com

ARCUS BIOSCIENCES, INC.
Consolidated Statements of Operations
(unaudited)
(In millions, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues:
License and development services revenue	$135	$17
Other collaboration revenue	10	8
Total revenues	145	25

Operating expenses:
Research and development	109	81
General and administrative	32	30
Impairment of long-lived assets	20	—
Total operating expenses	161	111

Loss from operations	(16)	(86)

Non-operating income (expense):
Interest and other income, net	13	9
Effective interest on liability for sale of future royalties	(1)	(1)
Total non-operating income, net	12	8

Loss before income taxes	(4)	(78)

Income tax expense	—	(2)

Net loss	$(4)	$(80)

Net loss per share:
Basic and diluted	$(0.05)	$(1.09)

Shares used to compute net loss per share:
Basic and diluted	86.2	73.0
Selected Consolidated Balance Sheet Data
(unaudited)
(In millions)

	March 31, 2024	December 31, 2023 (1)
Cash, cash equivalents and marketable securities	$1,095	$866
Total assets	1,293	1,095
Total liabilities	586	633
Total stockholders’ equity	707	462
(1)Derived from the audited financial statements for the quarter ended December 31, 2023, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2024.